POWER OF ATTORNEY

Know all by these presents that the undersigned, Thomas B. Okray, hereby constitutes and appoints each of John L. Howard and Hugo Dubovoy, Jr., signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for, and on behalf of the undersigned, Forms 3, 4, 5 and 144
(collectively, the "Section 16 Filings") relating to equity securities of
W.W. Grainger, Inc. (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and Rule 144 under the Securities Act of
1933, as amended, and the rules and regulations thereunder (the "Securities
Act");

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete any Section 16 Filing and timely file the same with the United States Securities and Exchange
Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the attorney-in-fact, may be necessary, appropriate or advisable, it being understood and agreed that the documents executed by any attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary, appropriate or advisable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the attorney-in-fact
might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges and agrees that no attorney-in-fact, in serving in such capacity at the request of the undersigned, is assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or Rule 144 under the
Securities Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of, and transactions in, equity securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 22nd day of March, 2018.

/s/Thomas B. Okray
Thomas B. Okray